Filed Pursuant to Rule 433
                                                          File No. 333-132106-01

December 5, 2006

UPDATE to Free Writing Prospectus dated November 27,
2006 (the "NOVEMBER FWP")

COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1

1. With respect to Loan No. 31 (Preferred Freezer) on Annex A-1 to the NOVEMBER FWP, with a balance as of the cut-off date of $20,240,000 (representing 0.8% of the initial pool balance and 0.9% of the initial loan group 1 balance as of the NOVEMBER FWP), the related borrower owns the related mortgaged real property as a tenant-in-common. With the addition of this mortgage loan, the related borrowers with respect to 27 of the pooled mortgage loans, representing 18.2% of the initial pool balance as of the NOVEMBER FWP, own the related mortgaged real property as tenants-in-common.

2. Loan No. 53 (Everett Mall Office Park II & III) on Annex A-1 to the NOVEMBER FWP, with a balance as of the cut-off date of $14,000,000 (representing 0.6% of the initial pool balance and 0.7% of the initial loan group 1 balance as of the NOVEMBER FWP), has been removed from the mortgage pool.

3. With respect to Loan No. 69 (Wesco Self Storage) on Annex A-1 to the NOVEMBER FWP, with a balance as of the cut-off date of $10,000,000 (representing 0.4% of the initial pool balance and 0.5% of the initial loan group 1 balance as of the NOVEMBER FWP), the loan-to-value will be based on the "as is" appraised value of $17,010,000 instead of the "as stabilized" appraised value of $22,470,000, resulting in a 58.8% loan-to-value. The weighted average cut-off date loan-to-value ratio with respect to self storage facilities due to such revised loan-to-value calculation is 61.6%.

4. With respect to Loan No. 113 (Fieldcrest III Apartments), Loan No. 131 (Fieldcrest I Apartments) and Loan No. 141 (Fieldcrest II Apartments) on Annex A-1 to the NOVEMBER FWP, with balances as of the cut-off date of $4,315,000, $3,600,000 and $3,240,000, respectively (representing, in the aggregate, 0.4% of the initial pool balance and 2.8% of the initial loan group 2 balance as of the NOVEMBER FWP), the related borrowers are permitted to incur future mezzanine debt upon the satisfaction of certain conditions, including, in each case, the achievement of a combined loan-to-value ratio of no more than 85% and a combined debt service coverage ratio of no less than 1.10x.

5. Attachment A sets forth certain revised information in connection with the offered certificates and will replace the analogous tables on Annex C to the NOVEMBER FWP.

6. Attachment B sets forth certain additional revised information in connection with the offered certificates.

CWCapital Commercial Funding Corp. (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-132106) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change(due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                      ------------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                      ------------------------------------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

                                  ATTACHMENT A

                    AMORTIZATION TERMS FOR ALL MORTGAGE LOANS


                                                  Aggregate        % of              Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
                                      Number       Cut-off       Initial              Cut-off     Maturity     Remaining     Wtd.
                                        of           Date        Mortgage    Wtd.      Date         Date        Term to    Average
                                     Mortgage     Principal        Pool      Avg.       LTV          LTV       Maturity    Mortgage
Amortization Type                     Loans        Balance       Balance     DSCR      Ratio        Ratio      (months)      Rate
----------------------------------   --------   --------------   --------    -----   ---------    ---------    ---------   --------
Full I/O                                   32     $893,948,000       35.3%   1.46x        69.3%        69.3%          88      5.875%
Partial I/O-Balloon                        65      865,843,720       34.2    1.37x        71.2%        65.5%         116      6.094%
Balloon                                    41      442,749,533       17.5    1.39x        71.0%        59.1%         118      6.114%
I/O-ARD                                    13      118,217,500        4.7    1.49x        72.8%        72.8%          90      5.746%
I/O-Amortizing ARD                          9      112,995,000        4.5    1.21x        76.0%        68.1%         126      6.242%
Amortizing ARD                              5       88,043,657        3.5    1.32x        64.2%        56.1%          99      6.060%
Fully Amortizing                            1        9,364,078        0.4    1.20x        69.1%         0.0%         238      6.668%
                                     --------   --------------   --------    -----   ---------    ---------    ---------   --------
                                          166   $2,531,161,488      100.0%   1.40x        70.5%        65.6%         106      6.011%
                                     ========   ==============   ========


               AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS


                                                  Aggregate        % of              Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
                                      Number       Cut-off       Initial              Cut-off     Maturity     Remaining     Wtd.
                                        of           Date        Mortgage    Wtd.      Date         Date        Term to    Average
                                     Mortgage     Principal      Group 1     Avg.       LTV          LTV       Maturity    Mortgage
Amortization Type                     Loans        Balance       Balance     DSCR      Ratio        Ratio      (months)      Rate
----------------------------------   --------   --------------   --------    -----   ---------    ---------    ---------   --------
Partial I/O-Balloon                        51     $742,683,720       34.9%   1.39x        70.6%        64.8%         116      6.117%
Full I/O                                   25      708,795,000       33.3    1.52x        67.8%        67.8%          92      5.804%
Balloon                                    36      420,664,003       19.7    1.40x        70.8%        58.9%         118      6.128%
I/O-Amortizing ARD                          9      112,995,000        5.3    1.21x        76.0%        68.1%         126      6.242%
Amortizing ARD                              5       88,043,657        4.1    1.32x        64.2%        56.1%          99      6.060%
I/O-ARD                                    11       47,707,500        2.2    1.69x        69.7%        69.7%         117      5.628%
Fully Amortizing                            1        9,364,078        0.4    1.20x        69.1%         0.0%         238      6.668%
                                     --------   --------------   --------    -----   ---------    ---------    ---------   --------
                                          138   $2,130,252,958      100.0%   1.43x        69.7%        64.3%         109      6.011%
                                     ========   ==============   ========


               AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS


                                                  Aggregate        % of              Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
                                      Number       Cut-off       Initial              Cut-off     Maturity     Remaining     Wtd.
                                        of           Date        Mortgage    Wtd.      Date         Date        Term to    Average
                                     Mortgage     Principal      Group 2     Avg.       LTV          LTV       Maturity    Mortgage
Amortization Type                     Loans        Balance       Balance     DSCR      Ratio        Ratio      (months)      Rate
----------------------------------   --------   --------------   --------    -----   ---------    ---------    ---------   --------
Full I/O                                    7     $185,153,000       46.2%   1.23x        74.7%        74.7%          73      6.145%
Partial I/O-Balloon                        14      123,160,000       30.7    1.24x        75.3%        69.9%         117      5.955%
I/O-ARD                                     2       70,510,000       17.6    1.36x        74.8%        74.8%          73      5.826%
Balloon                                     5       22,085,530        5.5    1.28x        74.7%        63.3%         117      5.851%
                                     --------   --------------   --------    -----   ---------    ---------    ---------   --------
                                           28     $400,908,530      100.0%   1.26x        74.9%        72.6%          89      6.014%
                                     ========   ==============   ========

                  PREPAYMENT PROVISIONS FOR ALL MORTGAGE LOANS


                                                  Aggregate        % of              Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
                                      Number       Cut-off       Initial              Cut-off     Maturity     Remaining     Wtd.
                                        of           Date        Mortgage    Wtd.      Date         Date        Term to    Average
                                     Mortgage     Principal        Pool      Avg.       LTV          LTV       Maturity    Mortgage
Prepayment Provision Summary          Loans        Balance       Balance     DSCR      Ratio        Ratio      (months)      Rate
----------------------------------   --------   --------------   --------    -----   ---------    ---------    ---------   --------
Lockout / Defeasance / Open               130   $2,038,258,959       80.5%   1.43x        70.3%        65.2%         111      6.003%
Lockout / Yield Maintenance / Open         27      360,410,219       14.2    1.30x        73.7%        68.6%          88      6.055%
Yield Maintenance / Open                    5       51,397,307        2.0    1.43x        72.2%        71.7%          72      6.349%
Yield Maintenance / Defeasance /
Open                                        1       45,000,000        1.8    1.23x        57.0%        51.5%          84      6.055%
Lockout / Defeasance or Yield
Maintenance / Open                          2       32,800,000        1.3    1.28x        65.8%        64.4%          71      5.529%
Lockout / Defeasance / Open or
Yield Maintenance / Open                    1        3,295,003        0.1    1.08x        78.7%        67.5%         101      5.720%
                                     --------   --------------   --------    -----   ---------    ---------    ---------   --------
                                          166   $2,531,161,488      100.0%   1.40x        70.5%        65.6%         106      6.011%
                                     ========   ==============   ========


              PREPAYMENT PROVISIONS FOR LOAN GROUP 1 MORTGAGE LOANS


                                                  Aggregate        % of              Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
                                      Number       Cut-off       Initial              Cut-off     Maturity     Remaining     Wtd.
                                        of           Date        Mortgage    Wtd.      Date         Date        Term to    Average
                                     Mortgage     Principal      Group 1     Avg.       LTV          LTV       Maturity    Mortgage
Prepayment Provision Summary          Loans        Balance       Balance     DSCR      Ratio        Ratio      (months)      Rate
----------------------------------   --------   --------------   --------    -----   ---------    ---------    ---------   --------
Lockout / Defeasance / Open               115   $1,878,618,429       88.2%   1.44x        69.8%        64.7%         110      6.013%
Lockout / Yield Maintenance / Open         17      160,442,219        7.5    1.32x        73.3%        62.8%         113      5.997%
Yield Maintenance / Defeasance /
Open                                        1       45,000,000        2.1    1.23x        57.0%        51.5%          84      6.055%
Lockout / Defeasance or Yield
Maintenance / Open                          1       26,000,000        1.2    1.30x        64.7%        64.7%          58      5.450%
Yield Maintenance / Open                    3       16,897,307        0.8    1.72x        61.8%        60.1%          68      6.739%
Lockout / Defeasance / Open or
Yield Maintenance / Open                    1        3,295,003        0.2    1.08x        78.7%        67.5%         101      5.720%
                                     --------   --------------   --------    -----   ---------    ---------    ---------   --------
                                          138   $2,130,252,958      100.0%   1.43x        69.7%        64.3%         109      6.011%
                                     ========   ==============   ========


              PREPAYMENT PROVISIONS FOR LOAN GROUP 2 MORTGAGE LOANS


                                                  Aggregate        % of              Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
                                      Number       Cut-off       Initial              Cut-off     Maturity     Remaining     Wtd.
                                        of           Date        Mortgage    Wtd.      Date         Date        Term to    Average
                                     Mortgage     Principal      Group 2     Avg.       LTV          LTV       Maturity    Mortgage
Prepayment Provision Summary          Loans        Balance       Balance     DSCR      Ratio        Ratio      (months)      Rate
----------------------------------   --------   --------------   --------    -----   ---------    ---------    ---------   --------
Lockout / Yield Maintenance / Open         10   $  199,968,000       49.9%   1.28x        74.1%        73.2%          68      6.101%
Lockout / Defeasance / Open                15      159,640,530       39.8    1.24x        75.5%        71.1%         117      5.883%
Yield Maintenance / Open                    2       34,500,000        8.6    1.29x        77.4%        77.4%          73      6.158%
Lockout / Defeasance or
Yield Maintenance / Open                    1        6,800,000        1.7    1.20x        70.1%        63.1%         119      5.830%
                                     --------   --------------   --------    -----   ---------    ---------    ---------   --------
                                           28   $  400,908,530      100.0%   1.26x        74.9%        72.6%          89      6.014%
                                     ========   ==============   ========


                     LOCKBOX SUMMARY FOR ALL MORTGAGE LOANS


                                                  Aggregate        % of              Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
                                      Number       Cut-off       Initial              Cut-off     Maturity     Remaining     Wtd.
                                        of           Date        Mortgage    Wtd.      Date         Date        Term to    Average
Lockbox                              Mortgage     Principal        Pool      Avg.       LTV          LTV       Maturity    Mortgage
Summary                               Loans        Balance       Balance     DSCR      Ratio        Ratio      (months)      Rate
----------------------------------   --------   --------------   --------    -----   ---------    ---------    ---------   --------
Hard                                       27   $  941,855,519       37.2%   1.55x        67.0%        61.8%         102      6.044%
None                                       88      877,542,369       34.7    1.33x        71.4%        65.3%         109      5.974%
Springing                                  43      523,854,773       20.7    1.32x        74.3%        71.4%         112      5.912%
Soft                                        6      161,763,000        6.4    1.27x        73.5%        70.9%          86      6.310%
Direct Pay                                  2       26,145,827        1.0    1.36x        73.9%        64.0%         115      6.206%
                                     --------   --------------   --------    -----   ---------    ---------    ---------   --------
                                          166   $2,531,161,488      100.0%   1.40x        70.5%        65.6%         106      6.011%
                                     ========   ==============   ========


                 LOCKBOX SUMMARY FOR LOAN GROUP 1 MORTGAGE LOANS


                                                  Aggregate        % of              Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
                                      Number       Cut-off       Initial              Cut-off     Maturity     Remaining     Wtd.
                                        of           Date        Mortgage    Wtd.      Date         Date        Term to    Average
Lockbox                              Mortgage     Principal      Group 1     Avg.       LTV          LTV       Maturity    Mortgage
Summary                               Loans        Balance       Balance     DSCR      Ratio        Ratio      (months)      Rate
----------------------------------   --------   --------------   --------    -----   ---------    ---------    ---------   --------
Hard                                       27   $  941,855,519       44.2%   1.55x        67.0%        61.8%         102      6.044%
None                                       66      589,796,839       27.7    1.36x        69.7%        62.0%         116      6.016%
Springing                                  41      511,954,773         24    1.32x        74.4%        71.4%         112      5.909%
Soft                                        2       60,500,000        2.8    1.28x        70.9%        64.0%         119      6.224%
Direct Pay                                  2       26,145,827        1.2    1.36x        73.9%        64.0%         115      6.206%
                                     --------   --------------   --------    -----   ---------    ---------    ---------   --------
                                          138   $2,130,252,958      100.0%   1.43x        69.7%        64.3%         109      6.011%
                                     ========   ==============   ========


                 LOCKBOX SUMMARY FOR LOAN GROUP 2 MORTGAGE LOANS


                                                  Aggregate        % of              Wtd. Avg.    Wtd. Avg.    Wtd. Avg.
                                      Number       Cut-off       Initial              Cut-off     Maturity     Remaining     Wtd.
                                        of           Date        Mortgage    Wtd.      Date         Date        Term to    Average
Lockbox                              Mortgage     Principal      Group 2     Avg.       LTV          LTV       Maturity    Mortgage
Summary                               Loans        Balance       Balance     DSCR      Ratio        Ratio      (months)      Rate
----------------------------------   --------   --------------   --------    -----   ---------    ---------    ---------   --------
None                                       22   $  287,745,530       71.8%   1.26x        74.9%        71.9%          96      5.890%
Soft                                        4      101,263,000       25.3    1.27x        75.0%        75.0%          66      6.361%
Springing                                   2       11,900,000        3.0    1.31x        73.0%        69.4%         117      6.069%
                                     --------   --------------   --------    -----   ---------    ---------    ---------   --------
                                           28   $  400,908,530      100.0%   1.26x        74.9%        72.6%          89      6.014%
                                     ========   ==============   ========


                                  ATTACHMENT B

COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through

Certificates, Series 2006-C1 $2,347,652,000** NEW ISSUE CMBS

Co-Lead Mgrs: Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

Rating Agencies: Fitch and S&P

Class   Size($)        (Fitch/S&P)   Sub Lvl   WAL    Prin Window

A-1     47,317,000      AAA/AAA      30.000%   2.67   01/07 - 08/11

A-2     358,732,000     AAA/AAA      30.000%   4.78   08/11 - 12/11

A-AB    138,924,000     AAA/AAA      30.000%   7.30   12/11 - 06/16

A-3     102,255,000     AAA/AAA      30.000%   9.32   10/15 - 06/16

A-4     723,677,000     AAA/AAA      30.000%   9.77   06/16 - 11/16

A-1A    400,908,000     AAA/AAA      30.000%   7.28   01/07 - 11/16

A-M     253,116,000     AAA/AAA      20.000%   9.90   11/16 - 11/16

A-J     208,821,000     AAA/AAA      11.750%   9.95   11/16 - 12/16

B       50,623,000      AA/AA        9.750 %   9.98   12/16 - 12/16

C       28,475,000      AA-/AA-      8.625%    9.98   12/16 - 12/16

D       34,804,000      A/A          7.250%    9.98   12/16 - 12/16

XP      2,455,490,000   AAA/AAA      N/A       N/A    N/A

**Collateral: 166 Loans / 423 Properties/$2,531,161,488 Cut-off Date Balance

Loan Sellers: CWCapital LLC (30.1%), Wachovia Bank, National Association (27.5%), Citigroup Global Markets Realty Corp. (24.4%), Artesia Mortgage Capital Corporation (10.5%) and German American Capital Corporation (7.5%)

Property Types (by allocated loan amount): Office 33.6%, Retail 33.4%, Multifamily 15.8%, Hospitality 7.3%, Industrial 4.5%, Mixed Use 3.1%, Self Storage 1.4%, Healthcare 0.5%, Land 0.4%

Geographic (by allocated loan amount): IL:10.0%, CA:9.9% (So.CA: 9.4%, No.CA:
0.5%), HI:8.7%, TX:8.2%, FL:6.2%, NV:5.7%, No Others >5%

DSCR/LTV (Weighted Average): 1.40x / 70.5%

Mortgage Rate (Weighted Average): 6.011%

Inv. Grade %: 11.9% of pool

Top 10 %: 35.2% of the pool

**Collateral subject to change



Expected Timing

Price - December 6, 2006

Settlement - December 21, 2006

CWCapital Commercial Funding Corp. (the "Depositor") has filed a registration statement (including a prospectus) (SEC File no. 333-132106) with the SEC for the new offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-745-2063.

This free writing prospectus does not contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any conflicting information contained in any prior similar materials relating to the Certificates. The information in this free writing prospectus may be amended or supplemented. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the Certificates, until the underwriters have accepted your offer to purchase Certificates; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the Certificates will first be made. You are advised that Certificates may not be issued that have the characteristics described in these materials. The underwriter's obligation to sell such Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials. If a material change does occur with respect to such Certificates, our contract will terminate, by its terms, without any further obligation or liability between us (an "Automatic Termination"). If an Automatic Termination does occur, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This free writing prospectus was prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding the pool assets and structure, including payments, interest rates, weighted average lives and weighted average loan age, loss, spreads, market availability and other matters. The actual amount, rate or timing of payments on any of the underlying assets may be different, and sometimes materially different than anticipated, and therefore the pricing, payment or yield information regarding the Certificates may be different from the information provided herein. There can be no assurance that actual pricing will be completed at the indicated value(s). In addition, pricing of the Certificates may vary significantly from the information contained in this free writing prospectus as a result of various factors, including, without limitation, prevailing credit spreads, market positioning, financing costs, hedging costs and risk and use of capital and profit. The pricing estimates contained herein may vary during the course of any particular day and from day to day. You should consult with your own accounting or other advisors as to the adequacy of the information in this free writing prospectus for your purposes.

                     ------------------------------------

                             IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

                     ------------------------------------

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

This material is for your private information, and none of Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filled with the SEC (SEC File No. 333-132106) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information. The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.